   As filed with the Securities and Exchange Commission on March 31, 1999

                                              Registration No. 333-_____


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                           U.S. HOME CORPORATION
           (Exact name of registrant as specified in its charter)


             Delaware                                21-0718930
    (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)              Identification No.)

                              10707 Clay Road
                            Houston, Texas 77041
                               (713) 877-2311
                     (Address, including zip code, and
                      telephone number, including area
                      code, of registrant's principal
                             executive offices)



                             ROBERT J. STRUDLER
                  Chairman and Co-Chief Executive Officer
                           U.S. Home Corporation
                              10707 Clay Road
                            Houston, Texas 77041
                               (713) 877-2311
                       (Name, address, including zip
                        code, and telephone number,
                     including area code, of agent for
                                  service)

                                  Copy to:

                           STEPHEN C. KOVAL, ESQ.
                Kaye, Scholer, Fierman, Hays & Handler, LLP
                              425 Park Avenue
                          New York, New York 10022

         Approximate  date of  commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. X

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. ___

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___


                      Calculation of Registration Fee

=============== =============== =============== ================ =============
 Title of each     Amount to     Proposed        Proposed         Amount
 class of              be        maximum         maximum          of
 securities        registered    offering price  aggregate        registration
 to be                           per unit        offering         fee
registered                                       price
=============== =============== =============== ================ =============
Senior, Senior  $150,000,000(1)   100% (1)      $150,000,000 (1)  $41,700 (2)
Subordinated
and/or
Subordinated
Debt
Securities,
Various
Series
=============== =============== =============== ================ =============

(1) Estimated solely for purposes of determining the registration fee. If any such Debt Securities are issued at an original issue discount, then the amount to be registered shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $150,000,000.

(2) An additional filing fee of $7,375 was previously paid for $25,000,000 of unsold Debt Securities registered under the Registrant's Registration Statement No. 333-46849.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included herein contains a combined prospectus that also relates to a total of $25,000,000 of Debt Securities of the Registrant, previously registered under the Registrant's Registration Statement No. 333-46849 (which was declared effective on March 2, 1998) and not issued. This Registration Statement constitutes Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 No. 333-46849 pursuant to which the total amount of unsold Debt Securities previously registered under the Registrant's Registration Statement on Form S-3 No. 333-46849 may be offered and sold as Debt Securities, without limitation as to class, together with the Debt Securities registered hereunder, through the use of the combined prospectus included herein relating to Debt Securities. In the event that any of such previously registered Debt Securities are offered and sold prior to the effective date of this Registration Statement, the amount of such Debt Securities will not be included in any prospectus hereunder.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                SUBJECT TO COMPLETION, DATED MARCH 31, 1999


                                $175,000,000


                           U.S. Home Corporation

                              Debt Securities

                                 ----------

     We may offer unsecured general obligations of our company in the form of senior debt securities, senior subordinated debt securities or subordinated debt securities. Senior debt securities, senior subordinated debt securities or subordinated debt securities will consist of bonds, debentures, notes and/or other unsecured evidences of indebtedness. For each type of debt securities, the price and terms will be determined at or prior to the time of sale.

     We will provide the specific terms of each series of debt securities in supplements to this prospectus. We may not use this prospectus to sell debt securities unless we also give prospective investors a supplement to this prospectus. You should read this prospectus and the supplements carefully before you invest.

     Each prospectus supplement will describe the risk factors associated with debt securities or applicable to us.

     We may offer the debt securities directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. The names of these parties, any debt securities to be purchased by or through these parties, the compensation of these parties and other special terms in connection with the offering and sale of these debt securities will be detailed in the supplement to this prospectus. See "Plan of Distribution."
                                 ----------

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
                                ----------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
                                ----------

               The date of this prospectus is March __, 1999

                             TABLE OF CONTENTS

                                                               Page
                                                               ----


About This Prospectus                                           3

Where You Can Find More Information                             3

Special Note on Forward-looking Statements                      4

The Company                                                     5

Use of Proceeds                                                 5

Consolidated Ratio of Earnings to Fixed Charges                 6

Description of Debt Securities                                  6

Plan of Distribution                                           26

Legal Matters                                                  27

Experts                                                        28

                           ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $175,000,000. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with any additional information described under the next heading WHERE YOU CAN FIND MORE INFORMATION in making your investment decision.

                    WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at our web site at http://www.ushome.com and the SEC's web site at You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's public reference room. Our common stock is listed on the New York Stock Exchange under the trading symbol "UH". You can also obtain information about us from the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

         The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 from the date these documents are filed until we sell all of the debt securities.

     Our Annual  Report on Form 10-K for the year ended  December 31, 1998;
     and

     Our Current Report on Form 8-K dated February 16, 1999.

         You may request a copy of these filings at no cost, by writing or calling us at the following address:

                      U.S. Home Corporation
                      10707 Clay Road
                      Houston, Texas 77041
                      (713) 877-2311
                      Attention: Kelly F. Somoza, Vice President
                                 of Investor Relations

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                 SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

         We include this disclosure to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

         This prospectus (and any prospectus supplement) and the documents incorporated by reference in the prospectus (and in any prospectus supplement) include "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, and section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the use of words like "believes," "intends," "expects," "may," "will," "should" or "anticipates," or the negative equivalents of those words or comparable terminology, and by discussions of strategies that involve risks and uncertainties.

         Given the risks and uncertainties of our business, actual results may differ materially from those expressed or implied by forward-looking statements. In addition, we base forward-looking statements on assumptions about future events, which may not prove to be accurate. In light of these risks, uncertainties and assumptions, you should be aware that the forward-looking events described in this prospectus (and in any prospectus supplement) and the documents incorporated by reference in this prospectus (and in any prospectus supplement) may not occur.

         Our forward-looking statements regarding the results of our operations and our financial condition are subject to risks, uncertainties and assumptions, including the following:


     General economic and business conditions, the level and direction of interest rates and the level of consumer confidence have a significant impact on the willingness and ability of purchasers to enter into contracts for homes and to consummate purchases of homes under contract, as well as on the performance of U.S. Home Mortgage Corporation, our principal subsidiary.

     The development of many of our communities, particularly in our retirement, active adult and intergenerational communities, involves a lengthy and complex series of events including land purchase and, development, regulatory compliance, capital availability, and marketing and sales, any of which can materially affect the financial results for a community.

     We are in a highly competitive and fragmented industry. This places constant pressure on the availability of suitable land, our pricing (including our ability to respond to increases in prices from our suppliers), quality and marketing and particularly challenges us upon our entry into new geographic markets.

     We face numerous regulatory hurdles in our development efforts, such as laws and regulations regarding zoning, environmental protection, infrastructure requirements, building design and construction, density and rate of development.

     Our access to capital sufficient to fund our activities is affected by our high level of debt and by the willingness of the capital markets and banks to absorb our equity and debt offerings.

     We may encounter other contingencies, including labor shortages, work stoppages, product liability, litigation, natural risks (including floods or hurricanes) and other factors over which we have little or no control.

         We cannot assure you that our future results, levels of activity and achievements will occur as we expect, and neither we nor any other person assumes responsibility for the accuracy and completeness of our forward-looking statements. We have no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                                THE COMPANY

         We were organized in 1954 and incorporated in the State of Delaware in 1959. We have built more than 283,000 homes and we have been among the ten largest single-family on-site homebuilders in the United States for more than 20 years. We currently build and sell homes in more than 230 new home communities, covering 33 market areas in 12 states. We conduct substantially all of our homebuilding business as U.S. Home Corporation.

         We offer a wide variety of home designs which are targeted to appeal to the affordable, move-up and retirement and active-adult homebuyers. In each of our markets, our primary strategy is to build quality homes, utilizing our Zero Defect Program to offer prospective home buyers a high level of new home value. We believe that many home purchasers compare homes on the basis of location, perceived quality and dollars of purchase price per square foot of living area. As a result, we attempt to purchase land and lots in popular growth corridors, maintain high quality standards and design homes to maximize living space.

         Through U.S. Home Mortgage Corporation, our mortgage banking subsidiary, we provide mortgage banking services to our customers. U.S. Home Mortgage Corporation originates, processes and sells mortgages to third-party investors. U.S. Home Mortgage Corporation sells the mortgages and related servicing rights that it originates to investors. U.S. Home Mortgage Corporation does not retain or service the mortgages that it originates.

         When we use the words  "Company," "we," "our," "ours," and "us" we
are  only  referring  to  U.S.  Home   Corporation,   not  to  any  of  our
subsidiaries, unless we state otherwise.

         Our main executive offices are located at 10707 Clay Road, Houston, Texas 77041 (telephone: (713) 877-2311).

                              USE OF PROCEEDS

         Unless we tell you otherwise in an accompanying prospectus supplement, we will use the net proceeds from the sale of the debt securities for general corporate purposes.

              CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

         This table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

                                   Fiscal Year Ended December 31,
                          ----------------------------------------------
                          1994      1995      1996       1997       1998
                          ----      ----      ----       ----       ----
Ratio of earnings
to fixed charges
(unaudited) (1)           2.51      2.57      2.44       2.66       2.55

-------------------

(1) The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose, "fixed charges" means the sum of (a) interest expensed and capitalized, (b) amortized premium, discount and capitalized expenses related to the indebtedness, (c) an estimate of the interest included in rental expense and (d) the proportionate share of the items described in clauses (a), (b) and (c) of this sentence that relates to our unconsolidated affiliates. For this purpose, "earnings" means (x) the sum of (i) pretax income from continuing operations, (ii) fixed charges and (iii) previously capitalized interest charged to cost of sales minus (y) interest capitalized. These computations include U.S. Home Corporation, and our subsidiaries, and 50% or less owned companies.

                      DESCRIPTION OF DEBT SECURITIES

         When we use the term "Senior Debt Securities," we mean our unsecured senior debt securities covered by this prospectus. When we use the term "Senior Subordinated Debt Securities" we mean our senior subordinated debt securities covered by this prospectus. When we use the term "Subordinated Debt Securities," we mean our subordinated debt securities covered by this prospectus. When we use the term "Debt Securities," we mean collectively the Senior Debt Securities, Senior Subordinated Debt Securities and Subordinated Debt Securities. The Debt Securities will be our direct unsecured general obligations, unless we tell you otherwise in the applicable prospectus supplement. The Debt Securities will be Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities.

         Senior Debt Securities may be issued from time to time in series under an indenture (the "Senior Indenture") between the Company and IBJ Whitehall Bank & Trust Company, the Trustee. See "Concerning the Trustee." Senior Subordinated Debt Securities may be issued from time to time in series under an indenture (the "Senior Subordinated Indenture") between the Company and the Trustee. Subordinated Debt Securities may be issued from time to time in series under an indenture (the "Subordinated Indenture") between the Company and the Trustee. We sometimes refer to the Senior Indenture, the Senior Subordinated Indenture and the Subordinated Indenture individually as the "Indenture" and collectively as the "Indentures." Forms of the Senior Indenture, Senior Subordinated Indenture and Subordinated Indenture are filed as exhibits to the Registration Statement of which this prospectus is a part. Unless specifically stated otherwise, all references below to an Article or Section refer to that Article or Section in all of the Indentures. The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). When we use the term "Offered Debt Securities" we mean the Debt Securities offered by this prospectus and the applicable prospectus supplement. As used under this caption, unless the context otherwise requires, "Offered Debt Securities" shall mean the Debt Securities offered by this prospectus and the accompanying prospectus supplement; "Offered Senior Debt Securities" shall mean the Senior Debt Securities so offered; "Offered Senior Subordinated Debt Securities" shall mean the Senior Subordinated Debt securities so offered; and "Offered Subordinated Debt Securities" shall mean the Subordinated Debt Securities so offered.

         We have summarized  selected  provisions of the Indentures  below.
The summary is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Indentures, including the definitions therein of certain capitalized terms used in this prospectus. You should read the Indentures for provisions that may be important to you. Capitalized terms used but not defined herein have the meanings specified in the Indentures. The following sets forth certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. We will describe further terms of the Offered Debt Securities in a prospectus supplement. Except (i) with respect to the provisions relating to subordination and (ii) to the extent set forth in a prospectus supplement with respect to a particular series of Debt Securities, the Indentures are substantially identical. See "Status of Debt Securities" and "Discharge, Defeasance and Covenant Defeasance."

General

         Each Indenture will be used for the issuance of Debt Securities in one or more series. The Debt Securities will be our unsecured senior, senior subordinated or subordinated obligations, as we describe in the accompanying prospectus supplement. Unless we tell you otherwise in the accompanying prospectus supplement or below, the Indentures will not restrict our or our subsidiaries' businesses or operations, limit our or our subsidiaries' indebtedness or prohibit us or our subsidiaries from incurring any liens, charges or other encumbrances on any of our properties or other assets.

Terms

         We will describe specific terms relating to any series of Offered Debt Securities in a prospectus supplement or prospectus supplements. These terms will include the following:

     The title of the Offered Debt Securities;

     Whether the Offered Debt Securities are Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities;

     The aggregate of, and any limit on, the principal amount of Offered Debt Securities;

     The person to whom we will pay interest on an Offered Debt Security, if other than the person in whose name the Offered Debt Security is registered on the record date for the payment of such interest;

     The date or dates, or how we will determine such date or dates, on which we will pay the principal of the Offered Debt Security;

     The rate or rates at which the Offered Debt Securities will bear interest, if any, or how we will determine such interest rate or rates;

     The date or dates from which interest, if any, will accrue on the Offered Debt Securities, or how we will determine such date or dates, the dates when we will pay the interest on the Offered Debt Securities and the record date, if any, for the payment of such interest on such interest payment date or how we will determine such date or dates;

     How we will calculate interest on the Offered Debt Securities, if other than on the basis of actual days elapsed over a 365 or 366-day year;

     The place or places, if any, other than or in addition to New York, New York, where we will pay the principal and interest on Offered Debt Securities, where you may surrender any Offered Debt Securities for registration of transfer or for exchange and where you may serve us with notices or demands in respect of the Offered Debt Securities and the applicable Indenture;

     The period or periods within, the price or prices at and the terms and conditions upon, which the Offered Debt Securities may be redeemed or purchased, in whole or in part, at our option;

     Our obligation, if any, to redeem or repurchase the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the prices at which and the terms and conditions upon which, Offered Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

     The denominations in which we will issue the Offered Debt Securities, if other than the denomination of $1,000 and any integral multiple of $1,000;

     The currency, currencies or currency units in which payment of the principal of and interest on any Offered Debt Securities will be payable if other than the currency of the United States and the manner of determining the equivalent thereof in the currency of the United States for purposes of the definition of "Outstanding" in the applicable Indenture;

     If the principal of or interest on any Offered Debt Securities is to be payable, at our election or the election of a holder thereof, in one or more currencies or currency units other than that or those in which the Offered Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and interest on Offered Debt Securities as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made;

     If the amount of principal of or interest on any Offered Debt Securities may be determined with reference to an index, the manner in which such amounts will be determined;

     If other than the principal amount of the Offered Debt Securities, the portion of the principal amount thereof which will be payable upon declaration of acceleration of the maturity thereof;

     If we will issue Offered Debt Securities in whole or in part in the form of one or more Global Securities (as defined), and in such case, the Depository or Depositories (as defined) for such Global Security or Global Securities and any circumstances other than those listed below in which any such Global Security may be transferred to, and registered and exchanged for Offered Debt Securities registered in the name of, a person other than the Depository for such Global Security or a nominee thereof and in which any such transfer may be registered;

     If other than the Trustee, the identity of each paying agent and registrar for the Offered Debt Securities;

     Any Events of Default (as defined) with respect to the Offered Debt Securities, if not otherwise set forth under the caption "Events of Default" or if different from those set forth herein;

     Any material covenants with respect to the Offered Debt Securities, if not listed below or if different from those listed below;

     The applicability of the provisions related to discharge, defeasance or covenant defeasance, if other than as described under the caption "Discharge, Defeasance and Covenant Defeasance;" and

     Any other material terms of the Offered Debt Securities.

         None of the Indentures limits the amount of Debt Securities that may be issued. If we denominate the purchase price of the Offered Debt Securities in a foreign currency or currencies or a foreign currency unit or units or if we pay the principal of, and interest, if any, on any series of Offered Debt Securities in a foreign currency or currencies or a foreign currency unit or units, we will describe any restrictions, elections, general tax considerations, specific terms and other information with respect to such Offered Debt Securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

         If it is so provided in the applicable prospectus supplement, we may issue the Debt Securities at a discount from their principal amount. We will describe, in the applicable prospectus supplement, all Federal income tax considerations and other special considerations applicable to any such Offered Debt Securities.

Global Securities

         Unless we tell you otherwise in the applicable prospectus supplement, we will issue the Offered Debt Securities as fully-registered securities in the form of one or more global securities (each a "Global Security") registered in the name of a nominee of The Depository Trust Company (the "Depository"). We will issue one fully registered Global Security certificate for each issue of the global securities, each in the aggregate principal amount of such issue, and we will deposit it with the Depository. If, however, the aggregate principal amount of any issue of the global securities exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue. We will tell you the identity of the nominee appointed by the Depository, if other than "Cede & Co.," in the accompanying prospectus supplement. The Global Security will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of the outstanding Debt Securities of the series represented by such Global Security. Except as described herein or in the applicable prospectus supplement, Debt Securities will not be issued in definitive form.

         We will describe the terms of the specific depositary arrangement with respect to any portion of a series of Offered Debt Securities to be represented by a Global Security in the applicable prospectus supplement, if they differ from the description below. We expect the following provisions to apply to depositary arrangements.

         Upon the issuance of a Global Security, the Depository or its nominee will credit, on its book-entry registration and transfer system, the accounts of persons holding through it with the respective principal amounts of the Debt Securities represented by such Global Security. Such accounts will be designated by the underwriter or agents, if any, with respect to Debt Securities or by us, if the Offered Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depository ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest through such participant will be effected only through, records maintained by such participant. Beneficial owners of the Global Security will not receive written confirmation from the Depository of their purchase of the Global Security, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interest in the Global Security are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Global Security, except in the event that use of the book-entry system for the Global Security is discontinued. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing and such laws may impair the ability to transfer beneficial interests in a Global Security.

         To eliminate any confusion with transfers, when a participant deposits a Global Security with the Depository, this deposit is registered in the name of the Depository's nominee. This does not change the beneficial ownership. The Depository has no knowledge of the actual beneficial owners of the Global Security; the Depository's records reflect only the identity of the direct participants (which include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations) to whose accounts the Global Security is registered, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Unless we tell you otherwise in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on Debt Securities represented by any Global Security will be made to the Depository or its nominee, as the sole registered holder of the Debt Securities represented thereby for all purposes under the applicable Indenture. We will not nor will any of our agents, the Trustee, any paying agent, any registrar for the Offered Debt Securities or any underwriter with respect to Offered Debt Securities have any responsibility or liability for any aspect of the Depository's records relating to or payments made on account of beneficial ownership interests in a Global
Security representing any Debt Securities or for maintaining, supervising or reviewing any of the Depository's records relating to such beneficial ownership interests.

         We expect that when the Depository receives any payment of principal, premium or interest on any Global Security, it will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depository. We also expect that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts in bearer form or registered in "street name," and such payments will be the sole responsibility of such participants. However, we have no control over the practices of the Depository and/or the participants and there can be no assurances that these practices will not be changed.

         Unless we tell you otherwise in the applicable prospectus supplement, a Global Security may not be transferred, except as a whole by the Depository for such Global Security, to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor. If the Depository is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us or the Depository within 90 days, we will issue Debt Securities in definitive form in exchange for the Global Security. In addition, we (and in certain circumstances, the Depository) may determine not to have the Debt Securities represented by the Global Security and, in such event, we will issue Debt Securities in definitive form in exchange for the Global Security. In either instance, an owner of a beneficial interest in the Global Security will be entitled to have Debt Securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt
Securities in definitive form. Unless we tell you otherwise, in the applicable prospectus supplement, Debt Securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. Unless we tell you otherwise in the applicable prospectus supplement, principal and interest, if any, on the Debt Securities will be payable, and the Debt Securities may be presented for registration of transfer or exchange, at the offices of the Trustee. If (i) we notify the Trustee in writing that the Depository is no longer willing or able to act as a depositary and we are unable to locate a qualified successor within 90 days, (ii) we, at our option, notify the Trustee in writing that we elect to cause the issuance of Offered Debt Securities in certificated form under the applicable Indenture or (iii) an Event of Default has occurred and is continuing, then, upon surrender by the Depository of the applicable Global Securities, certificated Offered Debt Securities will be issued to each person whom the Depository identifies as a beneficial owner of the Offered Debt Securities represented by such Global Securities.

         So long as the Depository for a Global Security, or its nominees, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole registered holder of the Debt Securities represented by such Global Security for all purposes of receiving payment on the Debt Securities, receiving notices and for all other purposes under the Indenture and the Debt Securities. Beneficial interests in Debt Securities will be evidenced only by, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to and will not be considered the registered holders thereof for any purposes under the Indentures. Accordingly, any such person owning a beneficial interest in such a Global Security must rely on the procedures of the Depository, and, if any such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a registered holder under the Indentures. The Indentures provide that the Depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a registered holder is entitled to give or take under the Indentures. We understand that under existing industry practices, in the event that we request any action of registered holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a registered holder is entitled to give or take under the Indenture, the Depository would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         The Depository has provided us with the following information: The Depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Securities Exchange Act of 1934. The Depository was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depository and its participants are on file with the SEC.

         The above-mentioned information concerning the Depository and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Status of Debt Securities

         The Senior Debt Securities will be our general unsecured and unsubordinated obligations and will rank equal to all of our other unsecured and unsubordinated indebtedness. All series of Senior Debt Securities which we may issue under the Senior Indenture will be equal in right of payment with each other,

     indebtedness under our principal credit facility,

     our 7.95% senior notes due 2001, which we issued in the original principal amount of $75,000,000 under an Indenture, dated as of February 16, 1996, between us and IBJ Whitehall Bank & Trust Company (formerly known as IBJ Schroder Bank & Trust Company), as trustee (the "1996 Senior Notes"), our 8.25% senior notes due 2004, which we issued in the original principal amount of $100,000,000 under an Indenture, dated as of August 28, 1997, between us and IBJ Whitehall Bank & Trust Company (formerly known as IBJ Schroder Bank & Trust Company), as trustee (the "1997 Senior Notes"), and our 7-3/4% senior notes due 2005, which we issued in the original principal amount of $100,000,000 under an Indenture, dated as of August 28, 1997, between us and IBJ Whitehall Bank & Trust Company (formerly known as IBJ Schroder Bank & Trust Company), as trustee (the "1998 Senior Notes"), and any additional senior debt of ours would rank equally with the Senior Debt Securities.

         The Senior Debt Securities we will offer with this prospectus will be senior in right of payment to our 8.88% senior subordinated notes due 2007, which we issued in the original principal amount of $125,000,000 under an Indenture, dated as of August 28, 1997, between us and IBJ Whitehall Bank & Trust Company (formerly known as IBJ Schroder Bank & Trust Company), as trustee (the "1997 Senior Subordinated Notes"), and our 8.75% senior subordinated notes due 2009, which we issued in the original principal amount of $125,000,000 under an Indenture, dated as of February 19, 1999, between us and IBJ Whitehall Bank & Trust
     Company (formerly know as IBJ Schroder Bank & Trust Company) as trustee (the "1999 Senior Subordinated Notes").

         The Senior Subordinated Debt Securities will be our general unsecured obligations and will be subordinate and junior in right of payment, to the extent and in the manner to be set forth in the Senior Subordinated Indenture, to the prior payment in full in cash (or cash equivalents) of amounts then due on our "Senior Indebtedness." All series of Senior Subordinated Debt Securities which we may issue under the Senior Subordinated Indenture will rank on parity in right of payment with each other,

     the 1997 Senior Subordinated Notes, and

     the 1999 Senior Subordinated Notes.

         Unless we tell you otherwise in the applicable prospectus supplement, the Senior Subordinated Indenture will define our "Senior Indebtedness" to mean the principal of (and premium, if any), and interest on (including, without limitation, interest accruing subsequent to the filing of a petition under applicable Bankruptcy Law (as defined in the Senior Subordinated Indenture) or the appointment of a Custodian (as defined in the Senior Subordinated Indenture)),


(i) any and all of our indebtedness and obligations (including indebtedness of others guaranteed by us), whether or not contingent and whether or not outstanding on the Issue Date (as defined in the Senior Subordinated Indenture) or thereafter created, incurred or assumed (including, without limitation, all charges, fees, expenses and other amounts incurred by or owing to holders of such indebtedness), which

     (a) is for money borrowed,

     (b) is evidenced by any bond, note, debenture or similar instrument,

     (c) represents the unpaid balance on the purchase price of any property, business or asset of any kind,


     (d) is our obligation as lessee under any and all leases of property, equipment or other assets required to be capitalized on our balance sheet under generally accepted accounting principles,

     (e) is our reimbursement obligation with respect to letters of credit,

     (f) is our obligation with respect to an interest swap obligation or foreign exchange agreement, or

     (g) is an obligation of a party other than us secured by a lien to which any of our properties or assets (including, without limitation, our leasehold interests and any other of our tangible or intangible property rights) is subject, whether or not the obligations secured thereby shall have been assumed by us or will otherwise be our legal liability, and


(ii) any deferrals, amendments, renewals, extensions, modifications and refundings of any of our indebtedness or obligations of the types referred to in clause (i) above; provided that Senior Indebtedness will not include

     (a) the Senior Subordinated Debt Securities or the Subordinated Debt Securities,

     (b) the 1997 Senior Subordinated Notes or the 1999 Senior Subordinated
     Notes,

     (c) any of our indebtedness or obligations (or the instrument creating or evidencing it) which expressly provides that such indebtedness is not superior in right of payment to the Senior Subordinated Debt Securities, or which expressly provides that such indebtedness is subordinate in right of payment to all of our other indebtedness (including the Senior Subordinated Debt Securities),

     (d) any of our indebtedness or obligations to any of our subsidiaries, and

     (e) any   of  our  indebtedness  or  obligations  incurred  by  us  in connection with the purchase of assets, materials or services in the ordinary course of business and which constitutes a trade payable.

              The 1996 Senior Notes, the 1997 Senior Notes, the 1998 Senior Notes, debt under our principal bank credit facility and certain other outstanding debt of ours will constitute "Senior Indebtedness" with respect to the Senior Subordinated Debt Securities. In addition, debt that we incur in the future may constitute "Senior Indebtedness" with respect to the Senior Subordinated Debt Securities.

              The Subordinated Debt Securities will be our general unsecured obligations and will be subordinate and junior in right of payment, to the extent and in the manner to be set forth in the Subordinated Indenture, to the prior payment in full in cash (or cash equivalents) of amounts then due on our "Senior Indebtedness."

              Unless we tell you otherwise in the applicable prospectus supplement, the Subordinated Indenture will define "Senior Indebtedness" of ours to mean the principal of (premium, if any), and interest on (including, without limitation, interest accruing subsequent to the filing of a petition under applicable Bankruptcy Law (as defined in the Subordinated Indenture) or the appointment of a Custodian (as defined in the Subordinated Indenture)),

(i) any and all of our indebtedness and obligations (including indebtedness of others guaranteed by us), whether or not contingent and whether or not outstanding on the Issue Date (as defined in the Subordinated Indenture) or thereafter created, incurred or assumed (including, without limitation, all charges, fees, expenses and other amounts incurred by or owing to holders of such indebtedness), which

     (a) is for money borrowed,

     (b) is evidenced by any bond, note, debenture or similar instrument,

     (c) represents the unpaid balance on the purchase price of any property, business or asset of any kind,


     (d) is our obligation as lessee under any and all leases of property, equipment or other assets required to be capitalized on our balance sheet under generally accepted accounting principles,

     (e) is our reimbursement obligation with respect to letters of credit,

     (f) is our obligation with respect to an interest swap obligation or foreign exchange agreement, or

     (g) is an obligation of a party other than us secured by a lien to which any of our properties or assets (including, without limitation, our leasehold interests and any other of our tangible or intangible property rights) is subject, whether or not the obligations secured thereby shall have been assumed by us or will otherwise be our legal liability, and

(ii) any deferrals, amendments, renewals, extensions, modifications and refundings of any of our indebtedness or obligations of the types referred to in clause (i) above; provided that Senior Indebtedness will not include

     (a) the Subordinated Debt Securities,

     (b) any of our indebtedness or obligations (or the instrument creating or evidencing it) which expressly provides that such indebtedness is not superior in right of payment to the Subordinated Debt Securities, or which expressly provides that such indebtedness is subordinate in right of payment to all of our other indebtedness (including the Subordinated Debt Securities),

     (c) any of our indebtedness or obligations to any of our subsidiaries, and

     (d) any  of  our  indebtedness  or  obligations  incurred  by   us  in
     connection with the purchase of assets, materials or services in the ordinary course of business and which constitutes a trade payable.

         The Senior Subordinated Debt Securities, the Senior Debt Securities, the 1996 Senior Notes, the 1997 Senior Notes, the 1997 Senior Subordinated Notes, the 1998 Senior Notes and the 1999 Senior Subordinated Notes, debt outstanding under our principal credit facility and certain other outstanding debt of ours will constitute "Senior Indebtedness" with respect to the Subordinated Debt Securities. In addition, debt that we incur in the future may constitute "Senior Indebtedness" with respect to the Subordinated Debt Securities.

         The Senior Subordinated Indenture will include a provision that will prohibit us from issuing any indebtedness that is subordinated in right of payment to our Senior Indebtedness and that is senior in right of payment to the Senior Subordinated Debt Securities. The Subordinated Indenture will not contain a similar provision.

        By reason of the subordination we described above, in the event of our dissolution, winding-up, liquidation, insolvency or bankruptcy (or another similar proceeding involving us), upon any distribution of our assets:

(i) holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on Senior Subordinated Debt Securities and Subordinated Debt Securities and the holders of Senior Subordinated Debt Securities and Subordinated Debt Securities will be required to pay over their share of such distributions to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full, except that holders of Senior Subordinated Debt Securities and Subordinated Debt Securities may receive securities that are subordinated at least to the same extent as such Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be;

(ii) in addition, holders of Senior Subordinated Debt Securities will be entitled to be paid in full before payments may be made on Subordinated Debt Securities and the holders of Subordinated Debt Securities will be required to pay over their share of such distributions to the holders of Senior Subordinated Debt Securities until such Senior Subordinated Debt Securities are paid in full, except that holders of Subordinated Debt Securities may receive securities that are subordinated at least to the same extent as such Subordinated Debt Securities; and

(iii)our creditors who are not holders of Senior Subordinated Debt Securities or Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Senior Subordinated Debt Securities or Subordinated Debt Securities.

Accordingly, such subordination may result in a reduction or elimination of payments to the holders of all Senior Subordinated Debt Securities and Subordinated Debt Securities.

         Except as we may describe in the applicable prospectus supplement and below, we may not make any payment of principal or interest on any of the Offered Debt Securities that are Senior Subordinated Debt Securities or Subordinated Debt Securities, nor may we acquire any Offered Debt Securities that are Senior Subordinated Debt Securities or Subordinated Debt Securities for cash or property (other than securities that are subordinated at least to the same extent as such Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be), in each case except as set forth in the Indenture for such Offered Debt Securities, if


(i) a default in the payment of principal, premium, if any, or interest on any Designated Senior Indebtedness occurs and continues beyond the applicable period of grace, if any, specified in the applicable instrument, lease, contract, agreement or other document evidencing such Designated Senior Indebtedness, or

(ii) a default, other than a payment default, with respect to any Designated Senior Indebtedness occurs and is continuing that permits the holders of the Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default from a person permitted to give such notice under the Indenture requesting that payment of principal or interest with respect to the Offered Debt Securities that are Senior Subordinated Debt Securities or Subordinated Debt Securities be prohibited; provided that the foregoing will not prohibit payment made in accordance with the defeasance or satisfaction and discharge provisions of the applicable Indenture from monies deposited with the Trustee in accordance with such provisions prior to any such default, judicial proceeding or notice.

However, except as we otherwise describe in the applicable prospectus supplement, we may resume payments in respect of the Offered Debt Securities that are Senior Subordinated Debt Securities or Subordinated Debt Securities and may acquire such Senior Subordinated Debt Securities or Subordinated Debt Securities upon the earlier of

(i) the date upon which the default or event of default with respect to such Designated Senior Indebtedness is cured or waived or ceases to exist, or

(ii) in the case of an event of default referred to in clause (ii) of the preceding paragraph, 179 days pass after notice is received (a "Payment Blockage Period"); provided that the terms of the applicable Indenture otherwise permit the payment or acquisition of such Offered Debt Securities at the time in question.

Only one Payment Blockage Period may be commenced within any consecutive 365-day period in respect of the Offered Debt Securities that are Senior Subordinated Debt Securities or Subordinated Debt Securities, and in no event will a Payment Blockage Period extend beyond 179 days from the date payment on such Offered Debt Securities is due. For the purpose of the provisions described in this paragraph, no default which, to the knowledge of certain specified authorized persons, existed or was continuing on the date of the commencement of any Payment Blockage Period by such person, shall be made the basis for the commencement of a subsequent Payment Blockage Period by such person, whether or not within any consecutive 365-day period, unless such default is cured or waived or ceases to exist, or the benefits of the provisions of the applicable Indenture described in this paragraph are waived in writing by such authorized persons for a period of not less than 90 consecutive days. Except to the extent we tell you otherwise in the applicable prospectus supplement, the Senior
Subordinated Indenture and the Subordinated Indenture will define "Designated Senior Indebtedness" as

(i) our Senior Indebtedness permitted to be incurred under the applicable Indenture under any institutional credit agreement (including, our existing principal credit facility), and

(ii) any of our other Senior Indebtedness permitted to be incurred under the applicable Indenture the principal amount of which is $25,000,000 or more.

         Except as we may otherwise tell you in the applicable prospectus supplement, the subordination provision we described above will not prevent the occurrence of any Event of Default under the Senior Subordinated Indenture or the Subordinated Indenture.

         The indentures for the 1996 Senior Notes, the 1997 Senior Notes, the 1998 Senior Notes, the 1997 Senior Subordinated Notes, the 1999 Senior Subordinated Notes and the Company's principal credit facility restrict us from acquiring our subordinated indebtedness, including any Senior Subordinated Debt Securities or Subordinated Debt Securities. For example, the indentures for the 1996 Senior Notes, the 1997 Senior Notes, the 1998 Senior Notes, the 1997 Senior Subordinated Notes and the 1999 Senior Subordinated Notes contain similar covenants limiting the amount of "restricted payments" made by us, including the acquisition of subordinated debt. The amount of restricted payments permitted to be made by us will vary depending upon, among other things, our cumulative earnings and restricted payments made (e.g., repurchases of our stock). Our principal credit facility generally prohibits us from acquiring subordinated debt, other than by using the proceeds of new subordinated debt or equity securities.

        In addition, the claims of third parties to the assets of our subsidiaries incurring obligations to such third parties will be superior to ours as a stockholder, and therefore the Offered Debt Securities may be deemed to be effectively subordinated to the claims of such third parties.

Certain of Our Covenants Applicable to the Offered Debt Securities

         Affirmative Covenants. In addition to such other covenants, if any, as we may describe in the applicable prospectus supplement, the Indentures for the Offered Debt Securities will require us, subject to certain limitations described therein, to, among other things, do the following:

(i) pay the principal of, and interest on, the Offered Debt Securities when it is due,

(ii) maintain an office or agency where you may surrender Offered Debt Securities for payment or registration of transfer or exchange and where you may serve us with notices and demands in respect of the Offered Debt Securities and the applicable Indenture,

(iii)deliver to the Trustee copies of all reports we file with the SEC,

(iv) deliver to the Trustee annual officers' certificates on our compliance with our obligations under each Indenture,

(v)  maintain our corporate existence,

(vi) pay our taxes when due except where such taxes are being contested in good faith, and

(vii)maintain insurance in at least such amounts and against such risks as are usually and prudently insured against in the same general area by companies engaged in the same or a similar business as us.

Unless we tell you otherwise in the accompanying prospectus supplement, the Indentures will not restrict our or our subsidiaries' business or operations, limit our or their indebtedness or prohibit us or them from incurring any liens, charges or other encumbrances on any of our or their properties or other assets.

         Limitations on Mergers and Consolidations. Unless we tell you otherwise in the applicable prospectus supplement, the Indenture for the Offered Debt Securities will provide that we will not consolidate or merge with or into or sell, lease, convey or otherwise dispose of all or substantially all of our assets (including, without limitation, by way of liquidation or dissolution) or assign any of our obligations under the Indenture or the Offered Debt Securities (as an entirety or substantially an entirety in one transaction or series of related transactions), to any person unless



(i) the person formed by or surviving such consolidation or merger (if other than us), or to which sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a solvent corporation or other legal entity organized and existing under the laws of the United States, one of the states thereof or the District of Columbia, and the Successor expressly assumes by supplemental indenture all of our obligations under the Offered Debt Securities and the Indenture related thereto,

(ii) immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing, and

(iii)certain other conditions are met.

Upon compliance with these provisions by the Successor, we would be relieved of our obligations under the Indenture and the Offered Debt Securities. No quantitative or other established meaning has been given to the phrase "all or substantially all" by courts which have interpreted this phrase in various contexts. In interpreting this phrase, courts make a subjective determination as to the portion of assets conveyed, considering such factors as the value of the assets conveyed and the proportion of an entity's income derived from the assets conveyed. Accordingly, there may be uncertainty as to whether a holder of Offered Debt Securities can determine whether we have sold, leased, conveyed or otherwise disposed of all or substantially all of our assets and exercise any remedies such holder may have upon the occurrence of any such transaction.

Redemption

         If and to the extent we tell you in an accompanying prospectus supplement, we will have the right to redeem the Offered Debt Securities, in whole or from time to time in part, after the date and at the redemption prices we set forth in the accompanying prospectus supplement.

Events of Default

         Except as we may describe in the accompanying prospectus supplement, an "Event of Default" will be defined in each Indenture for the Offered Debt Securities as any of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or any order of any court or any order, rule or regulation of any administrative or governmental body):


(i) our failure to pay interest on any Offered Debt Security when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(ii) our failure to pay the principal of any such Offered Debt Security when the same becomes due and payable at maturity, upon acceleration or otherwise;

(iii)our failure to make any sinking fund payment when the same becomes due and payable;

(iv) our failure to comply with any of our agreements or covenants in, or provisions of, such Offered Debt Security or the applicable Indenture relating to such Offered Debt Securities (other than an agreement or covenant a default in whose performance or whose breach is specifically dealt with) and such failure continues for the period and after the notice specified below;

(v) the acceleration of any indebtedness for borrowed money or guarantees thereof (other than Non-Recourse Indebtedness (as defined in the applicable Indenture)) of ours or any of our subsidiaries that has an outstanding principal amount of $10,000,000 or more in the aggregate; provided that, in the event any such acceleration is withdrawn or otherwise rescinded within a period of five days after such acceleration by the holders of such indebtedness, any Event of Default under the provisions of the applicable Indenture described in this clause (v) relating to such Offered Debt Securities will be deemed to be cured and any acceleration under such Indenture will be deemed withdrawn or rescinded;

(vi) our or any of our subsidiaries' failure to make any principal or interest payment in respect of indebtedness for borrowed money or guarantees thereof (other than Non-Recourse Indebtedness) of ours or any of any of our subsidiaries with an outstanding aggregate principal amount of $10,000,000 or more within five days of such principal or interest payment becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such indebtedness);

(vii)a final judgment or judgments that exceed $10,000,000 or more in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against us or any of our subsidiaries and such judgment or judgments are not satisfied, stayed, annulled or rescinded within 60 days of being entered;

(viii) if we or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

     (A)  commences a voluntary case,

     (B) consents to the entry of an order for relief against it in an involuntary case,

     (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

     (D)  makes a general assignment for the benefit of its creditors;

(ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (A) is for relief against us or any Material Subsidiary as debtor in an involuntary case,

     (B) appoints a Custodian for us or any Material Subsidiary or a Custodian for all or substantially all of the property of ours or a Material Subsidiary, or

     (C) orders the liquidation of us or any Material Subsidiary;

     and the order or decree remains unstayed and in effect for 60 days; or

(x) any other Event of Default provided in the supplemental indenture under which the applicable class of Offered Debt Securities is issued or in the form of such Offered Debt Security.

         For purposes hereof, "Material Subsidiary" means a subsidiary of ours which accounted for three percent or more of our consolidated tangible net assets or consolidated cash flow available for fixed charges on a consolidated basis for the fiscal year ending immediately prior to any default or Event of Default, all computed in accordance with generally accepted accounting principles.

         The Indentures relating to the Offered Debt Securities will provide that the Trustee will not be deemed to know of a default unless a trust officer has actual knowledge of such default or receives written notice of such default with specific reference to such default.

         The Indentures relating to the Offered Debt Securities will provide that a default as described in sub-clause (iv) above is not an Event of Default until the Trustee notifies us, or the holders of at least 25 percent in aggregate principal amount of the then outstanding applicable class of Offered Debt Securities under the Indenture, or such other percentage as may be specified in the applicable prospectus supplement, notify us and the Trustee, of the default and we do not cure the default within 60 days after we receive the notice, or for such other period as may be specified in the applicable prospectus supplement. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." If such a default is cured within the applicable time period, it ceases.

         Unless we tell you otherwise in an accompanying prospectus supplement, the Indentures for the Offered Debt Securities will provide that if an Event of Default (other than an Event of Default described in sub-clause (viii) or (ix) above) shall have occurred and be continuing under the Indenture, the Trustee (after receiving indemnities from the holders of such Offered Debt Securities to its satisfaction) by notice to us, or the holders of at least 25 percent in principal amount of the Offered Debt Securities then outstanding, or such other percentage as may be specified in the prospectus supplement, by notice to us and the Trustee, may declare all of such Offered Debt Securities to be due and payable immediately. Upon such declaration, the amounts due and payable on such Offered Debt Securities, as determined pursuant to the provisions of the "Acceleration" section of the Indenture, will be due and payable immediately. Unless we tell you otherwise in an accompanying prospectus supplement, the Indentures for the Offered Debt Securities will provide that if an Event of Default described in sub-clause (viii) or (ix) above occurs, the Offered Debt Securities will automatically become and be immediately due and payable without any declaration, notice or other act by the Trustee and us or any holder. The holders of a majority in principal amount of the Offered Debt Securities, or such other percentage as may be specified in the applicable prospectus supplement, by written notice to the Trustee and us, may waive such Event of Default, rescind an acceleration and its consequences (except an acceleration due to nonpayment of principal of or interest on the Offered Debt Securities) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

         Unless we tell you otherwise in an accompanying prospectus supplement, the Indentures for the Offered Debt Securities will contain a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of the applicable class of Offered Debt Securities before proceeding to exercise any right or power under the Indenture at the holders' request. Subject to such provisions in the Indenture for the Offered Debt Securities for the indemnification of the Trustee and certain other limitations, the holders of a majority in principal amount of the applicable class of Offered Debt Securities then outstanding, or such other percentage as may be specified in the applicable prospectus supplement, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. The Trustee may withhold from the holders of such Offered Debt Securities notice of any continuing default or Event of Default (except any default or Event of Default in payment of principal or interest on the Offered Debt Securities) if the Trustee determines that withholding such notice is in the holders' interest.

         Unless we tell you otherwise in an accompanying prospectus supplement, the Indentures relating to the Offered Debt Securities will provide that no holder of Offered Debt Securities may institute any action against us under the Indenture unless:

(i) such holder previously has given the Trustee written notice of the default and continuance thereof,

(ii) the holders of not less than 25 percent in principal amount of the applicable class of Offered Debt Securities then outstanding, or such other percentage as may be specified in the applicable prospectus supplement, have requested the Trustee to institute such action and offered the Trustee indemnity satisfactory to the Trustee against any loss, liability, or expense,

(iii)the Trustee has not instituted such action within 60 days of the request, and

(iv) the Trustee has not received direction inconsistent with such written request from the holders of a majority in principal amount of the Offered Debt Securities then outstanding, or such other amount as may be specified in the applicable prospectus supplement.

Notwithstanding any other provision of the applicable Indenture, the right of any holder of the applicable class of Offered Debt Securities to receive payment of principal and interest on such Offered Debt Security on or after the respective due dates thereof, or, subject to the provisions of the applicable Indenture described in the preceding sentence, to bring suit for the enforcement of any payment on or after such respective payment dates, will not be impaired or affected without the consent of such holder.

         The Indentures and the Offered Debt Securities will provide that none of our directors, officers or employees, as such, will have any liability for any of our obligations under the Offered Debt Securities or the Indentures. The Indentures and the Offered Debt Securities will also each provide that each holder of the Offered Debt Securities, by accepting the Offered Debt Securities, waives and releases all such liability.

         Unless we tell you otherwise in an accompanying prospectus supplement, the Indentures for the Offered Debt Securities will provide that we will be required to deliver to the Trustee an annual statement regarding compliance with the Indenture, and include in such statement, if any officer of ours is aware of any default or Event of Default, a statement specifying such default or Event of Default and what action we are taking or propose to take with respect thereto. In addition, we will be required to deliver to the Trustee prompt written notice of the occurrence of any default or Event of Default.

Discharge, Defeasance and Covenant Defeasance

         We can discharge or defease our obligations under the Indentures for the Offered Debt Securities in the following manner.

         We may discharge certain obligations to holders of the Offered Debt Securities that have not already been delivered to the Trustee for cancellation and that have either become due and payable or are by their terms due and payable within one year. We may do this by irrevocably depositing with the Trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount sufficient to pay at maturity the principal of and interest on the Offered Debt Securities.

         We may also discharge any and all of our obligations to holders of the Offered Debt Securities at any time ("defeasance"), but may not thereby avoid our duty to register the transfer or exchange of the Offered Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen Offered Debt Securities or to maintain an office or agency in respect of the Offered Debt Securities and certain other obligations. Alternatively, we may be released with respect to the Offered Debt Securities from the obligations imposed by certain covenants of the applicable Indenture and omit to comply with such covenants without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things:

          we irrevocably deposit with the Trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay at maturity the principal of and interest on all outstanding Offered Debt Securities;

          no Event of Default under the Offered Debt Securities has occurred and is then continuing;

          the defeasance or covenant defeasance will not result in an event of default under any agreement to which we are a party or by which we are bound; and

          we deliver to the Trustee an opinion of counsel to the effect that the holders of the Offered Debt Securities will not recognize income, gain or loss for federal income tax purposes because of the defeasance or covenant defeasance and such defeasance or covenant defeasance will not otherwise alter such holders' federal income tax treatment of principal and interest on the Offered Debt Securities.

         For purposes hereof, "U.S. Government Obligations" means

          (i)  any security that is

          (a) a direct obligation of the United States for the payment of which the full faith and credit of the United States is pledged, or

          (b) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case
          (a) or (b), is not callable or redeemable at the option of the issuer thereof, and

          (ii) any  depositary  receipt  issued  by a bank (as  defined  in
               Section 3(a)(2) of the Securities Act of 1933) as custodian with respect to any U.S. Government Obligation specified in clause (i) and held by such custodian for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such U.S. Government Obligation; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

Transfer and Exchange

         You will only be able to transfer or exchange the Offered Debt Securities if you comply with the provisions of the applicable Indentures. The registrar may require you, among other things, to give appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture.

Modifications to the Indentures

         Unless we tell you otherwise in the accompanying prospectus supplement, we will be allowed under the Indenture for the Offered Debt Securities to enter into supplemental indentures with the Trustee without your consent to, among other things:

          (i)  cure  any  ambiguity,   defect  or   inconsistency   in  the
               applicable Indenture for the Offered Debt Securities;

          (ii) comply with the "Limitations on Mergers and Consolidations" section set forth in the Indenture;

          (iii)provide  for  uncertificated   Offered  Debt  Securities  in
               addition to certificated Offered Debt Securities;

          (iv) make any change that does not adversely affect the legal rights under the Indenture of holders of Offered Debt Securities;

          (v) add to covenants for the benefit of the holders of Offered Debt Securities or to surrender any right or power in the Indenture conferred upon us;

          (vi) add any additional Events of Default for the benefit of the holders of Offered Debt Securities;

          (vii)change or eliminate any of the provisions of each Indenture before Offered Debt Securities are issued thereunder;

          (viii)  establish   the  form  or  terms  of  the  Offered   Debt
               Securities;

          (ix) evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the Offered Debt Securities and add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee;

          (x) supplement any of the provisions of the Indentures to such extent as shall be necessary to permit or facilitate the defeasance or discharge of Offered Debt Securities pursuant to the applicable Indenture; provided that any such action shall not adversely affect the interests of the holders of Offered Debt Securities; or

          (xi) comply with the qualification of the Indenture under the TIA.

         Unless we tell you otherwise in an accompanying prospectus supplement, the Trustee and we will be permitted under the Indenture for the Offered Debt Securities, with the consent of the holders of not less than a majority in principal amount of each class of Offered Debt Securities outstanding, or such other percentage as may be specified in the applicable prospectus supplement, to add any provision to, change in any manner or eliminate any of the provisions of the Indentures for the Offered Debt Securities or modify in any manner the rights of the holders of the Offered Debt Securities so affected; provided that the Trustee and we may not, without the consent of the holder of each outstanding Offered Debt Security affected thereby, do, among other things, any of the following:

          (i) change the stated maturity of the principal of, or any installment of principal of, or interest on, any Offered Debt Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where any Offered Debt Security or interest thereon is payable, or change the coin or currency in which any Offered Debt Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date);

          (ii) reduce the percentage of the outstanding Offered Debt Securities, the consent of whose holders is required for any such amendment, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture;

          (iii)modify Section 13.02(d)(iii) or 8.07 of the Indenture; or

          (iv) modify  the  ranking  or   priority  of  the  Offered   Debt
               Securities in a manner adverse to the holders of Offered Debt Securities.

The Senior Subordinated Indenture and the Subordinated Indenture may not be amended to alter the subordination of any outstanding Senior Subordinated Debt Securities or Subordinated Debt Securities without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.

         Unless we tell you otherwise in an accompanying prospectus supplement, the holders of at least a majority in principal amount of each class of the then outstanding Offered Debt Securities may on behalf of the holders of all Offered Debt Securities, or such other amount as may be specified in the applicable prospectus supplement, waive (i) insofar as the Offered Debt Securities are concerned, our compliance with certain covenants of the applicable Indenture and (ii) any past default under the Indenture with respect to the Offered Debt Securities, except a default in the principal of or interest on any Offered Debt Security or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Offered Debt Security affected.

Concerning the Trustee

         IBJ Whitehall Bank & Trust Company is to be Trustee under each of the Indentures and we have also appointed it as paying agent and registrar. The Indenture will provide that once we execute and deliver the Offered Debt Securities to the Trustee, it shall authenticate and deliver the Offered Debt Securities as per our instructions. IBJ Whitehall Bank & Trust Company, formerly known as IBJ Schroder Bank & Trust Company, is the trustee under the Indenture, dated as of February 16, 1996, relating to the 1996 Senior Notes, the Indenture, dated as of August 28, 1997, relating to the 1997 Senior Notes and the 1998 Senior Notes, the Indenture, dated as of August 28, 1997, relating to the 1997 Senior Subordinated Notes and the Indenture, dated as of February 19, 1999, relating to the 1999 Senior Subordinated Notes and it or any other Trustee, or their respective affiliates, may from time to time have lender or other business arrangements with us. The Indentures will contain certain limitations on the rights of the Trustee, should it or its affiliates become a creditor to us, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee and its affiliates may engage in other transactions; however, if they acquire any conflicting interest, the conflict must be eliminated or the Trustee must resign. Governing Law

         Unless  otherwise   specified  in  the   accompanying   prospectus
supplement, the Indentures for the Offered Debt Securities and the Offered Debt Securities will be governed by the laws of the State of New York.

                            PLAN OF DISTRIBUTION

         We may sell the Offered Debt Securities offered under this prospectus:

          (i)  through agents,

          (ii) through underwriters,

          (iii)through dealers,

          (iv) directly to purchasers (through a specific bidding or auction process or otherwise), or

          (v)  through a combination of any such methods of sale.

         We may distribute Debt Securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.

         We will describe in the applicable prospectus supplement the specific terms of the offering of a particular issuance of Debt Securities to which such prospectus supplement relates, including


          (i) the name or names of any underwriters or agents with whom we have entered into arrangements for the sale of such Debt Securities,

          (ii) the initial public offering or purchase price of such Debt Securities,

          (iii)any underwriting discounts, commissions and other items constituting underwriters' compensation from us and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers,

          (iv) any commissions paid to any agents,

          (v)  the net proceeds to us, and

          (vi) the  securities  exchange,   if  any,  on  which  such  Debt
               Securities will be listed.


         If we use an underwriter or underwriters in connection with the sale of Debt Securities, we will execute an underwriting agreement with such underwriter or underwriters at the time we agree to the sale. We will tell you the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, in the applicable prospectus supplement. The underwriters will then use that prospectus supplement to make resales of the Debt Securities.

         If we use a dealer in the sale of Debt Securities, we will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. We will tell you the name of the dealer and the terms of the transactions in the applicable prospectus supplement.

         We may directly solicit offers to purchase the Debt Securities and sell them directly to institutional investors or others. We will tell you the terms of any such sales, including the terms of any bidding or auction process, if used, in the applicable prospectus supplement.

         We may enter into agreements with agents, underwriters and dealers which entitle them to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933. Any such agents, underwriters or dealers or their affiliates may be customers of ours, or engage in transactions with or perform services for us, in the ordinary course of business.

         If we tell you in the applicable prospectus supplement, we will authorize agents, underwriters and other persons to solicit offers from certain institutions to purchase Debt Securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must first approve of the institution. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility for the validity or performance of such contracts.

         We may grant underwriters who participate in the distribution of Debt Securities an option to purchase additional Debt Securities to cover over-allotments, if any.

         We will tell you the place and date of delivery for Debt Securities in respect of which this prospectus is being delivered in the applicable prospectus supplement.

         Unless we tell you otherwise in the applicable prospectus supplement, the Debt Securities covered by this prospectus will be a new issue of securities, will not have an established trading market when issued and will not be listed on any securities exchange. Any underwriters or agents to or through whom such Debt Securities are sold by us for public offering and sale may make a market in such Debt Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such Debt Securities.

                               LEGAL MATTERS

         Kaye, Scholer, Fierman, Hays & Handler, LLP, New York, New York, our counsel, will issue an opinion about the legality of the Offered Debt Securities for us. Underwriters, if any, for the Offered Debt Securities will be advised about issues relating to any offering of the Offered Debt Securities by their own legal counsel named in the prospectus supplement relating to the Offered Debt Securities.

                                  EXPERTS

         The financial statements of the Company incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

         You should rely only on the information incorporated by reference or contained in this prospectus and the related prospectus supplement. We have not, authorized anyone to provide you with other information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the Debt Securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or contained in this prospectus or any related prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.









                          U.S. Home Corporation




                                $175,000,000




                              Debt Securities




                                 Prospectus
                                                       ---------- --,

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission Registration Fee..........    $ 44,250
Accounting Fees and Expenses................................     $ 60,000 (1)
Blue Sky Fees and Expenses (including counsel fees)........      $  5,000 (1)
Legal Fees and Expenses....................................      $200,000 (1)
Printing and Engraving Expenses.......................... .      $ 60,000 (1)
Trustee Fees and Expenses..................................      $ 30,000 (1)
Rating Agency Fees.........................................      $175,000 (1)
Miscellaneous............................................ .      $ 10,000 (1)
                                                                 ----------
     Total...............................................        $584,250 (1)

                                                                 ========
----------------

(1)  Estimated.

Item 15.  Indemnification of Directors and Officers

         U.S. Home Corporation (the "Company") is a Delaware corporation. The Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides, as do the charters of many other publicly held companies incorporated in the State of Delaware, that the personal liability of directors of the Company to the Company is eliminated to the maximum extent permitted by applicable law. The Certificate of Incorporation provides for the indemnification of the directors, officers, employees, and agents of the Company and its subsidiaries to the full extent that may be permitted by applicable law from time to time. Certain provisions of the Certificate of Incorporation protect the Company's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under the Delaware General Corporation Law, absent these provisions, directors could be held liable for gross negligence in the performance of their duty of care but not for simple negligence. The Company's directors remain liable for breaches of their duty of loyalty to the Company and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. The Certificate of Incorporation also does not absolve directors of liability under section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

         Under the Delaware General Corporation Law, directors, officers, employees and other individuals may be indemnified against expenses
(including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the indemnifying corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action, and the Delaware General
Corporation Law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the indemnifying corporation.

         The Certificate of Incorporation provides, among other things, that each person who was or is made a party to, or is threatened to be made a party to, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity), will be indemnified and held harmless by the Company to the fullest extent permitted by applicable law as it presently exists or may be amended, against all expense, liability or loss (including attorneys' fees), reasonably incurred by such person in connection therewith. The Company will pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition. However, the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon receipt by the Company of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under the Certificate of Incorporation or otherwise.

         If a claim for indemnification or payment of expenses is not paid in full within 60 days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, will be entitled to be paid the expense of prosecuting such claim. In any such action, the Company will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         The indemnification rights conferred on any person under the Certificate of Incorporation will not be deemed exclusive of any other rights which those indemnified may have or acquire under any statute, provision of the Certificate of Incorporation, the Company's Amended and Restated By-Laws, agreement, vote of stockholders of the Company or disinterested directors or otherwise.

         The Company's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

         Subject to the availability of insurance at substantially similar rates for similar coverage (as determined in the sole discretion of the Company), the Company will maintain insurance at (i) the levels in effect as of June 21, 1993 with respect to each director, officer, employee or agent of the Company until June 21, 1996, or (ii) the levels in effect as of the date of the expiration of the term, death, removal, retirement or resignation of any such person for a period of three years after such event, whichever level is greater, in either case, with respect to any proceeding by reason of the fact that such person, or the person for whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person at the Company's expense, to protect the Company and any such person against any such liability, cost, payment or expense; provided, however, that subject to the provisions described herein, the Company will only be required to maintain insurance until the earlier of the date which is (a) three years after the expiration of the term, death, removal, retirement or resignation of any such person and (b) June 21, 1999.

         The Company also maintains insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their service in the foregoing capacities.

         Any repeal or modification of the provisions described above will not adversely affect any right or protection under the Certificate of Incorporation of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

         The Company has agreements with each of its directors and officers. These indemnification agreements provide for, among other things, the (i) indemnification by the Company of the indemnitees thereunder to the extent described above and (ii) advancement of attorneys' fees and other expenses.

         Certain of the Company's compensation and stock option plans provide for the indemnification of certain of the Company's officers and directors in connection with certain matters relating to such plans.

Item 16.  Exhibits

         (a)  Exhibits

Exhibit
  No.                             Description of Document
--------                          -----------------------

 4.1            Form  of  Senior   Indenture  by  and  between   U.S.   Home
                Corporation and IBJ Whitehall Bank & Trust Company, as trustee.

 4.2            Form of Senior  Subordinated  Indenture  by and between U.S.
                Home Corporation and IBJ Whitehall Bank & Trust Company, as trustee.

 4.3            Form of  Subordinated  Indenture  by and between  U.S.  Home
                Corporation and IBJ Whitehall Bank & Trust Company, as trustee.

 5.1            Opinion of Kaye, Scholer,  Fierman,  Hays & Handler, LLP.

 12 Statements re: Computation of Ratio of Earnings to Fixed Charges. Incorporated by reference from exhibit 12 to U.S. Home Corporation Current Report on Form 8-K, dated February 16, 1999.

 23.1           Consent of Arthur Andersen LLP.

 23.2           Consent of Kaye,  Scholer,  Fierman,  Hays &  Handler,  LLP.
                Included in such firm's opinion filed as Exhibit 5.1.

 24             Power of Attorney.  Included on the  signature  page at Page
                II-7.

 25.1 Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1.

 25.2 Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1.

 25.3 Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1.

Item 17.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                           (1) To file,  during any period in which  offers
                           or  sales  are  being  made,  a   post-effective
                           amendment to this Registration Statement:

                                    (i) To include any prospectus  required
                                    by Section  10(a)(3) of the  Securities
                                    Act of  1933,  unless  the  information
                                    required   to  be   included   in  such
                                    post-effective  amendment  is contained
                                    in a  periodic  report  filed  with  or
                                    furnished   to   the   Securities   and
                                    Exchange  Commission by the  registrant
                                    pursuant to Section 13 or Section 15(d)
                                    of the Securities  Exchange Act of 1934
                                    and incorporated herein by reference;

                                    (ii) To reflect in the  prospectus  any
                                    facts  or  events   arising  after  the
                                    effective  date  of  the   registration
                                    statement    (or   the   most    recent
                                    post-effective    amendment    thereof)
                                    which,    individually    or   in   the
                                    aggregate,   represent  a   fundamental
                                    change in the  information set forth in
                                    the registration statement,  unless the
                                    information  required to be included in
                                    such   post-effective    amendment   is
                                    contained  in a periodic  report  filed
                                    with or furnished to the Securities and
                                    Exchange  Commission by the  registrant
                                    pursuant to Section 13 or Section 15(d)
                                    of the Securities  Exchange Act of 1934
                                    and  incorporated  herein by reference.
                                    Notwithstanding   the  foregoing,   any
                                    increase   or  decrease  in  volume  of
                                    securities offered (if the total dollar
                                    value of  securities  offered would not
                                    exceed that which was  registered)  and
                                    any deviation  from the low or high end
                                    of the estimated maximum offering range
                                    may  be   reflected   in  the  form  of
                                    prospectus  filed  with the  Commission
                                    pursuant  to Rule  424(b),  if,  in the
                                    aggregate,  the  changes  in volume and
                                    price  represent  no  more  than  a 20%
                                    change   in   the   maximum   aggregate
                                    offering   price   set   forth  in  the
                                    "Calculation of Registration Fee" table
                                    in    the    effective     registration
                                    statement; and

                                    (iii)   To   include    any    material
                                    information with respect to the plan of
                                    distribution  not previously  disclosed
                                    in the  registration  statement  or any
                                    material change to such  information in
                                    the Registration Statement;

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d)  The undersigned registrant hereby further undertakes that:

                           (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                           (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 31, 1999.

                                        U.S. HOME CORPORATION

                                        By:/s/  Robert J. Strudler
                                           -------------------------------
                                           Robert J. Strudler
                                           Chairman and Co-Chief Executive
                                           Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes each of Robert J. Strudler, Isaac Heimbinder, Craig
M. Johnson, Chester P. Sadowski and Thomas A. Napoli, as attorney-in-fact, to sign and file on his behalf, individually and in each capacity stated below, any pre-effective or post-effective amendment hereto or any registration statement relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933.



    Signature                      Title                       Date
-------------------------      ----------------------       ---------------

/s/  Robert J. Strudler        Chairman and Co-Chief        March 31, 1999
-------------------------      Executive Officer and
Robert J. Strudler             Director

/s/  Isaac Heimbinder          President, Co-Chief          March 31, 1999
-------------------------      Executive Officer,
Isaac Heimbinder               Chief Operating
                               Officer and Director

/s/  Chester P. Sadowski       Senior Vice President        March 31, 1999
-------------------------      Controller and Chief
Chester P. Sadowski            Accounting Officer
                               (Principal Accounting
                               Officer)

/s/  Thomas A. Napoli          Vice President --            March 31, 1999
-------------------------      Corporate Finance
Thomas A. Napoli               and Treasurer
                               (Principal Financial
                               Officer)

/s/  Glen Adams                Director                     March 31, 1999
-------------------------
Glen Adams

/s/  Steven L. Gerard          Director                     March 31, 1999
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Steven L. Gerard

/s/  Kenneth J. Hanau, Jr.     Director                     March 31, 1999
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Kenneth J. Hanau, Jr.

/s/  Malcolm T. Hopkins        Director                     March 31, 1999
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Malcolm T. Hopkins

/s/  Charles A. McKee          Director                     March 31, 1999
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Charles A. McKee

/s/  George A. Poole, Jr.      Director                     March 31, 1999
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George A. Poole, Jr.

/s/  Herve Ripault             Director                     March 31, 1999
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Herve Ripault


/s/  James W. Sight            Director                     March 31, 1999
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James W. Sight